Exhibit 99.1

NMS Communications Announces Financial Results for the First Quarter Ended
                            March 31, 2006;
                   Revenues Grew 36% Year-Over-Year

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--April 19, 2006--NMS Communications (NASDAQ:NMSS), a leading provider of communications technologies and solutions for converged and mobile networks, today announced financial results for the first quarter ended March 31, 2006.
    Total revenues for the first quarter of 2006 were $30.7 million compared to $22.6 million for the corresponding quarter in 2005, an increase of 36 percent. Non-GAAP net income was $2.6 million or $0.05 per share for the first quarter, excluding $908 thousand in non-cash charges, comprised of $122 thousand in amortization of purchased intangible assets and $786 thousand in stock-based compensation expense. GAAP net income for the first quarter was $1.7 million or $0.03 per share, compared to a net loss of $(2.1) million or $(0.04) per share reported for the first quarter of 2005.

    Business Perspective

    "We executed solidly on all fronts in Q1, with strong revenues, good margins and continued expense controls, resulting in profitable operations. Our Platform Solutions business grew, in terms of both revenues and orders, reflecting continued demand for our Open Access(TM) and embedded voice quality products. We continued to build our pipeline and saw early orders for our Vision media servers. As anticipated, revenues for our Voice Quality systems declined in the first quarter," said Bob Schechter, NMS Communications Chairman and CEO.
    "Revenues and orders for our AccessGate(TM) Radio Access Network
(RAN) optimizer increased appreciably, confirming our strategy and focus on developing markets, such as Africa, India and Latin America. During the quarter, we announced the availability of the AccessGate 1004, designed specifically to allow operators with satellite infrastructure to take advantage of the same significant backhaul reductions that AccessGate affords to the RAN," Schechter continued. "The AccessGate 1004, like the entire AccessGate product line, supports IP and 3G services enabling operators to future-proof their networks as they plan for increased next generation data services.
    "Demand for MyCaller(TM), our market-leading ringback solution, continued to grow in terms of both orders and new deals; however due to the timing of operator deployments and acceptance procedures, recognized revenues were below Q4 levels. We're seeing new opportunities with operators in developing regions, wireline networks and a trend toward hosted solutions. During the quarter, for example, we announced the launch of another hosted MyCaller(TM) service, this time for Finnish mobile operator Elisa," Schechter said.
    "During the quarter, we completed the acquisition of Openera Technologies, an innovator in mobile handset applications and technologies. Openera's integrated portfolio of client-based 3G and IMS mobile applications for smart-phone and feature-phone platforms complements NMS's network-based applications and technology and enables us to deliver exciting new services such as video sharing and Fixed Mobile Convergence solutions to existing and new customers.
    "In summary, we continued to make substantial progress across a number of fronts and we believe we're well-positioned to meet our growth and profitability objectives for the year," Schechter concluded.

    Guidance

    The Company currently expects 2006 full year revenue to be in a range from $123 to $128 million with the only change from prior guidance being the estimated revenue from the Openera acquisition. Estimated full year non-GAAP earnings per share for 2006, excluding the impact of stock-based compensation costs and amortization of acquired intangible assets, are forecasted in the range of $0.12 to $0.16, an increase of $0.01, on the high end of the range as compared to previous guidance, reflecting the strength of Q1 results. GAAP earnings per share are expected to be in the range of a loss of $0.01 to a profit $0.03.
    For the second quarter of 2006, revenues are currently expected to be in the range of $29 to $31 million. The Company currently expects second quarter 2006 non-GAAP earnings per share, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, to be in the range of $0.02 to $0.04 and second quarter 2006 GAAP earnings per share to be in the range of a loss of $0.02 to $0.00.
    The reconciliation of forward-looking Non-GAAP EPS to the most directly comparable GAAP financial measure is as follows:

Non-GAAP Earnings per Share
                                          Estimates for   Estimates
                                           the Quarter      for the
                                           Ended June        Year
                                            30, 2006         Ended
                                                           December
                                                           31, 2006
                                          Low End High  Low End High
                                            of     End    of     End
                                           Range   of    Range   of
                                                  Range         Range
                                          ------- ----- ------- ------
Non-GAAP Earnings per Share                $0.02  $0.04  $0.12  $0.16

Less: Estimated impact of expensing stock-
 based compensation and amortization of
 acquired intangibles                     $(0.04)$(0.04)$(0.13)$(0.13)
                                          ------- -----  ------ ------
GAAP Earnings per Share                   $(0.02) $0.00 $(0.01) $0.03
                                          ======= =====  ====== ======

    NMS Conference Call Webcast

    NMS Communications issues webcasts for its conference calls to assure the broad dissemination of information in real time. The First Quarter 2006 conference call, which is scheduled for 5:00 p.m. ET today, will be available live via the Internet by accessing the NMS Web site at http://www.nmscommunications.com under the Investor Relations section. Please go to the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN's Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.
    A replay will be available on the Web site www.nmscommunications.com. Access the Investor section of the company's Web site and click on Audio and Video Archives, or you may listen to the replay by calling 719-457-0820 and entering the pass code 2389048. The replay will be available from 8:00 p.m. ET, April 19, 2006 through 12:00 midnight, April 26, 2006.

    About NMS Communications

    NMS Communications (NASDAQ:NMSS) is a leading provider of communications technologies and solutions for converged and mobile networks. Visit www.nmscommunications.com for more information.

    Statements in this document expressing the beliefs, estimates and expectations of management regarding future performance may be construed as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation the Company's guidance with respect to 2006 and second quarter 2006 revenues, earnings per share and Non-GAAP EPS. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2005. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

    Use of Non-GAAP Financial Measures

    In addition to reporting its financial results in accordance with generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP net income and non-GAAP earnings per share figures, which are non-GAAP financial measures adjusted to exclude certain non-cash and other specified expenses. The Company believes that these non-GAAP financial measures are useful to help investors better understand and assess its past financial performance and prospects for the future and facilitates comparisons with the performance of others in our industry. Management uses these non-GAAP financial measures when evaluating the Company's financial results, as well as for internal planning and forecasting purposes. Specifically, in addition to the reasons stated above, the Company has excluded stock-based compensation from its non-GAAP financial measures because the accounting treatment for stock-based compensation has changed with the adoption of SFAS 123R. Therefore, management believes that excluding stock-based compensation from its non-GAAP financial measures is useful in order to offer consistent information that is comparable to previous information that the Company has publicly disclosed with respect to prior periods for which stock-based compensation was not expensed in accordance with the accounting rules applicable to such periods. Additionally, the Company has excluded the effects of amortization of acquired intangible assets from its non-GAAP financial measures because, in the period prior to the recent Openera acquisition, it did not incur amortization expense of this nature, and the exclusion of this amount helps investors compare operating expenses with prior periods. The non-GAAP financial measures disclosed by the Company, however, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

    NMS Communications, Open Access, MyCaller and AccessGate are trademarks of NMS Communications Corporation. All other brand or product names may be trademarks or registered trademarks of their respective holders.


                          NMS COMMUNICATIONS
                 Consolidated Statements of Operations
                   (In $000's except per share data)
                              (Unaudited)

                                                 For the Three
                                                   Months Ended
                                                    March 31,
                                                -----------------
                                                   2006     2005
                                                -------- --------

Revenues                                        $30,698  $22,600

Cost of revenues                                  9,841    9,518
                                                -------- --------

Gross profit                                     20,857   13,082
                                                     68%      58%
Operating expenses:
   Selling, general and administrative           12,833    8,942
   Research and development                       6,559    6,192
                                                -------- --------
        Total operating expenses                 19,392   15,134
                                                -------- --------
Operating income (loss)                           1,465   (2,052)

Other income, net                                   270      150
                                                -------- --------

Income (loss) before income taxes                 1,735   (1,902)

   Income tax expense                                51      200
                                                -------- --------
Net income (loss)                                $1,684  $(2,102)
                                                ======== ========

  Basic earnings (loss) per common share          $0.03   $(0.04)
                                                ======== ========
  Weighted average basic shares outstanding      49,076   47,573
                                                ======== ========
  Fully diluted earnings (loss) per common
   share                                          $0.03   $(0.04)
                                                ======== ========
  Weighted average fully diluted shares
   outstanding                                   51,377   47,573
                                                ======== ========


                          NMS COMMUNICATIONS
                 Condensed Consolidated Balance Sheet
                               (In $000)
                              (Unaudited)

                                                     March    December
                                                       31,       31,
                                                      2006      2005
                                                    --------- --------
ASSETS
------
Current assets:
     Cash and cash equivalents                       $46,334  $51,212
     Marketable securities                            15,363   11,002
     Accounts receivable, net of allowance for
       doubtful accounts of $833 and $794,
        respectively                                  20,416   16,895
     Inventories                                       4,425    2,844
     Prepaid expenses and other current assets         3,341    4,092
                                                    --------- --------
         Total current assets                         89,879   86,045

Property and equipment, net of accumulated
 depreciation and amortization of $34,607 and
 $33,912, respectively                                 7,121    6,535
Goodwill                                               5,406        -
Other intangible assets, net                           4,878        -
Other assets                                             740      723
                                                    --------- --------
Total assets                                        $108,024  $93,303
                                                    ========= ========

LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------
Accounts payable                                      $6,466   $4,855
Accrued expenses and other liabilities                 8,690   10,394
Deferred revenue                                       7,656    3,959
                                                    --------- --------
Current liabilities                                   22,812   19,208

Stockholders' equity                                  85,212   74,095
                                                    --------- --------
Total liabilities and stockholders' equity          $108,024  $93,303
                                                    ========= ========


                          NMS COMMUNICATIONS

           Reconciliation of GAAP Statement of Operations to
                           Non-GAAP Results
                   (In $000's except per share data)
                              (Unaudited)

                              For the Three Months Ended
                                      March 31,
                            2006                       2005
                --------------------------- --------------------------
                 GAAP(a) Adjustments Non-   GAAP(a) Adjustments Non-
                 Results  to GAAP   GAAP(b) Results  to GAAP   GAAP(b)
                           Results  Results          Results   Results
                --------------------------- --------------------------

Revenues         $30,698  $-       $30,698  $22,600      $-    $22,600
Cost of
 revenues          9,841 (132)(c,d)  9,709    9,518       -      9,518
                -------- -----      ------  -------   -------- -------
Gross profit      20,857  132       20,989   13,082       -     13,082
                      68%               68%      58%               58%
Operating
 expenses:

 Selling, general
  and
  administrative  12,833 (712)(c,d) 12,121    8,942       -     8,942
 Research and
  development      6,559  (64)(c)    6,495    6,192       -     6,192
                -------- -----      ------  -------   -------- -------
  Total
   operating
   expenses       19,392 (776)      18,616   15,134       -    15,134
                -------- -----      ------  -------   -------- -------
Operating
   income (loss)   1,465  908        2,373   (2,052)      -    (2,052)




Other
 income, net        270    -          270      150        -     150
                -------- -----      ------  -------   -------- -------
Income (loss)
 before income
 taxes             1,735  908        2,643   (1,902)      -    (1,902)

 Income tax
  expense             51   -            51      200       -       200
                --------  -----     ------   -------   ------  -------
Net income (loss) $1,684  $908      $2,592  $(2,102)     $-   $(2,102)
                 ======== =====     ======= ========   ======= =======
 Basic earnings
  (loss) per
  common share     $0.03             $0.05   $(0.04)           $(0.04)
                 ========          ======== ========          ========
 Weighted average
  basic shares
  outstanding     49,076            49,076   47,573            47,573
                 ========          ======== ========          ========
 Fully diluted
  earnings (loss)
  per common
  share            $0.03             $0.05   $(0.04)           $(0.04)
                 ========          ======== ========          ========
 Weighted average
  fully diluted
  shares
  outstanding     51,377            51,377   47,573            47,573
                 ========          ======== ========          ========

(a)The Unaudited Consolidated Statement of Operations, prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP")
(b)The Unaudited Consolidated Statement of Operations, presented on a basis other than GAAP, is intended to enhance the reader's understanding of the Company's results from operations.
(c)Stock-based compensation expense
(d)Amortization of identified intangible assets

    CONTACT: For media and industry analysts
             NMS Communications
             Pam Kukla, 508-271-1611
             Pam_Kukla@nmss.com
             or
             For financial analysts
             NMS Communications
             Herb Shumway, 508-271-1481
             CFO
             Herb_Shumway@nmss.com